                                                                     Exhibit 4.2


        UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.


                      BRADLEY OPERATING LIMITED PARTNERSHIP

                               7.2% Note Due 2008

Registered No. 001                                             PRINCIPAL AMOUNT
CUSIP NO. 104573 AD 2                                          --$100,000,000--


        BRADLEY OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (herein referred to as the "Partnership" which term includes any successor entity under the Indenture referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of ONE HUNDRED MILLION AND NO/100 DOLLARS on January 15, 2008 (the "Stated Maturity Date") and to pay interest thereon from January 15, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year (each, an "Interest Payment Date"), commencing July 15, 1998, at the rate of 7.2% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Partnership maintained for such purpose; PROVIDED, HOWEVER, that such interest may be paid, at the Partnership's option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record

Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The principal of this Security payable on the Stated Maturity Date or the principal of, premium or Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date will be paid against presentation of this Security at the office or agency of the Partnership maintained for that purpose in Northbrook, Illinois in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        Interest payable on this Security on any Interest Payment Date and on the Stated Maturity Date or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including January 15, 1998, if no interest has been paid on this Security) to but excluding such Interest Payment Date or the Stated Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date or Redemption Date falls on a day that is not a Business Day, as defined below, principal, premium or Make-Whole Amount, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in the City of New York, New York are not required or authorized by law or executive order to close.

        All payments of principal, premium or Make-Whole Amount, if any, and interest in respect of this Security will be made by the Partnership in immediately available funds.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed under its facsimile corporate seal.

Dated: January 28, 1998

                              BRADLEY OPERATING LIMITED
                              PARTNERSHIP

                              By: BRADLEY REAL ESTATE, INC.,
                                  as general partner


                              By: /s/ Thomas P. D'Arcy
                                  ---------------------------------------------
                                  Name: Thomas P. D'Arcy
                                  Title: President and Chief Executive Officer




Attest: /s/ Irving E. Lingo, Jr.
        ----------------------------------
        Name: Irving E. Lingo, Jr.
        Title: Chief Financial Officer



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: January 28, 1998

                              LaSALLE NATIONAL BANK


                              By: /s/ Sarah H. Webb
                                  ---------------------------------------------
                                  Name: Sarah H. Webb
                                  Title: First Vice President

Attest: /s/ Margaret M. Muir
        ----------------------------------
        Name: Margaret M. Muir
        Title: Assistant Secretary

                              [Reverse of Security]

                      BRADLEY OPERATING LIMITED PARTNERSHIP

        This Security is one of a duly authorized issue of securities of the Partnership (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 24, 1997, as supplemented by Supplemental Indenture No. 2, dated as of January 28, 1998 (as so supplemented, herein called the "Indenture") between the Partnership and LaSalle National Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the duly authorized series of Securities designated on the face hereof (collectively, the "Securities"), and the aggregate principal amount of the Securities to be issued under such series is limited to $100,000,000 (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities). All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Securities are subject to redemption at any time at the option and in the sole discretion of the Partnership in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes; PROVIDED, HOWEVER, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

        Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

        In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities under the Indenture at any time by the Partnership and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Partnership with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of (and premium or Make-Whole Amount, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Security is registrable in the Security Register of the Partnership upon surrender of this Security for registration of transfer at the office or agency of the Partnership in any place where the principal of (and premium or Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

        No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse shall be had for the payment of the principal of or premium or Make-Whole Amount, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Partnership or of any successor, either directly or through the Partnership or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________
(Please Print or Type Name and Address Including Zip Code of Assignee)

the within Security of Bradley Operating Limited Partnership and hereby does irrevocably constitute and appoint _______________________ Attorney to transfer said security on the books of the within-named Partnership with full power of substitution in the premises.

_______________________________________________________________________.
(Please Insert Social Security or Other Identifying Number of Assignee)

Dated:_______________



                                             __________________________________


                                             __________________________________




                               SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the LaSalle National Bank, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the LaSalle National Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement of any change whatever.